UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 14, 2008, John E. Oxendine, a current member of EMHC’s Board of Directors, has been named to serve as CEO of the Company. Mr. Oxendine has been a lender and investor in the broadcast industry for over 20 years; primarily investing in minority owned or controlled companies. He is currently Chairman, President and CEO of Broadcast Capital, Inc., a Virginia corporation ("Broadcap"), and President and CEO of Blackstar Management, LLC, a Florida limited liability company which provides consulting services to the communications industry.

The Company also announced that it has named Robert B. Becker, a current member of the Company’s Board of Directors, to serve as Vice Chairman of the Board. Mr. Becker is the President of Robert B. Becker Inc., a private consulting company specializing in business combinations, new business initiatives and contractual negotiations in the broadcasting, entertainment, media and communications segments.

The full text of the press release issued on June 19, 2008 in connection with this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits:

99.1	Press release, dated June 19, 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2008	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/ Patrick Doran
Patrick Doran Chief Financial Officer

3